REGISTRATION RIGHTS AND PUT OPTION AGREEMENT

THIS REGISTRATION RIGHTS AND PUT OPTION AGREEMENT (this "Agreement") is entered into as of March 23, 2016, by and among Orangehook, Inc., a Minnesota corporation (the "Company") and David Batchelor ("Investor").

WHEREAS, Investor is the founder and a shareholder of LifeMed ID, Inc. ("LifeMed") and also a director and officer the Company;

WHEREAS, the Company is in the process of negotiating the acquisition of LifeMed (the "Acquisition") and Investor will be integral to the consummation of the Acquisition;

WHEREAS, following the Acquisition, the Company plans to conduct a reverse merger with a publicly-traded Company (the "Public Merger");

WHEREAS, in connection with the Acquisition and/or Investor's employment relationship with the Company, Investor will receive Common Stock;

WHEREAS, following the Public Merger, the Company proposes to file a Registration Statement to register the resale of its Common Stock held by shareholders of the Company prior to the Public Merger;

WHEREAS, as an essential inducement for Investor to agree to the Acquisition, Investor has required the Company to offer Investor a put option with respect to the Common Stock to be received by Investor;

WHEREAS, the Investor and the Company desire to enter into this Agreement to provide the Investor with certain rights relating to the registration of, or, alternatively, a put option with respect to the shares of Common Stock held or hereafter acquired by Investor.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. **DEFINITIONS.** The following capitalized terms used herein have the following meanings:

"Affiliate" means any person or entity that controls, is controlled by or under common control with the person or entity to whom the term Affiliate is applied.

"Commission" means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

"Common Stock" means the common stock of the Company or the common stock acquired by shareholders of the Company in connection with the Public Merger.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

"Register," "Registered" and "Registration" mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

"Registrable Securities" mean all of the shares of Common Stock owned, held or hereafter acquired by Investor, including Common Stock underlying any warrants, options or other convertible securities owned, held or hereafter acquired by Investor and any warrants, options, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities have been transferred pursuant to Rule 144 under the Securities Act or any successor rule such that, after such transfer referred to in this clause, the securities may be freely transferred without restriction under the Securities Act; (c) such securities shall have ceased to be outstanding; (d) such securities may be freely transferred without restriction under the Securities Act pursuant to Rule 144 of the Securities Act or any successor rule (including, without limitation, volume and manner of sale restrictions); or (e) there has been a closing on Investor's put option contained in Section 3 of this Agreement and then only as to such shares of Common Stock repurchased by the Company at such closing.

"Registration Statement" means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

"Underwriter" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

2. **REGISTRATION RIGHTS.**

2.1 **Piggy-Back Registration.** On or after the date the Company consummates the Public Merger, in the event the Company files a Registration Statement under the Securities Act with respect to an offering of Common Stock by the Company for its own account or for the account of any shareholder of the Company, other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan or (ii) for an exchange offer or offering of securities solely to the Company's existing stockholders, then the Company shall offer to the Investor the opportunity to register the sale of such number of shares of Registrable Securities held by Investor or Investor's Affiliates as Investor may request in writing within five (5) business days following receipt of such offer notice (a "Piggy-Back Registration"), subject to Section 2.2 and the other provisions of this Agreement; provided that in any underwritten offering such Registrable Securities will in no event exceed 40% of the total number of shares of Common Stock to be registered on such Registration Statement in connection with such underwritten offering, unless otherwise consented to by the managing Underwriter(s) of such underwritten offering and the Company. In any underwritten offering to which such Piggy-Back Registration applies, the Company shall use its reasonable efforts to cause any managing Underwriter or Underwriters of such proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as the other Common Stock registered in such offering. Investor agrees the Company will have the right to select any Underwriter in its sole discretion and Investor will enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration. If the Investor disapproves of the terms of any such underwriting, Investor may elect to withdraw therefrom by written notice to the Company and the managing Underwriter(s), delivered at least five (5) business days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration, and will thereafter continue to constitute Registrable Securities hereunder.

2.2. Reduction of Underwritten Offering

a. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company in writing, that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded or requested pursuant to written contractual arrangements with persons other than Investor, and the Registrable Securities as to which registration has been requested under Section 2.1, exceeds the maximum number of shares of Common Stock that the Underwriter or the Company's Board of Directors has reasonably determined can be sold in the offering, then the Investor agrees that the Company may cut back the number of shares of Registrable Securities of Investor to be included in the Registration Statement such that the Company will retain the ability to sell 60% of the shares of Common Stock in the offering and all other selling shareholders including the Investor will share pro rata in the remaining 40% of shares of Common Stock in the offering based on each such holder's pre-offering percentage ownership of the Company.

b. Notwithstanding the registration obligations set forth in Section 2.1, if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform Investor thereof and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the Commission (or additional Registration Statements if required by the Commission), covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 2.2(c); provided, however, that prior to filing such amendment, the Company shall be obligated to use reasonably diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.

c. Notwithstanding any other provision of this Agreement, if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used reasonably diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by Investor as to his Registrable Securities, Investor agrees that the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows to comply with any comment or directive from the Commission or other applicable SEC Guidance, but in no event will Investor's Registrable Securities be reduced below Investor's pro rata share, based on Investor's pre-offering percentage ownership of the Company, of 40% of the total number of Registrable Securities permitted to be registered on any particular Registration Statement.

2.3 **Withdrawal/Termination; Suspension.** The Company shall have the right to terminate or withdraw any Registration initiated by it under this Section 2 prior to the effectiveness of such registration whether or not Investor has elected to include securities in such Registration. The Company shall use its reasonable efforts to keep a Registration Statement not relating to an underwritten offering continuously effective until the date that Investor no longer owns Registrable Securities; provided that upon the occurrence of any event that would cause the Registration Statement or the

prospectus contained therein to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading, the Company will have the right to suspend effectiveness or use by the Investor of the Registration Statement until such time as the Company files an appropriate amendment to the Registration Statement curing such defect and the Company will use its reasonable efforts to cause such amendment to be declared effective as soon as practicable.

2.4 **Registration Expenses.** The Company shall bear all costs and expenses incurred in connection with any Piggy-Back Registration pursuant to Section 2.1; provided that the Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Investor, which underwriting discounts or selling commissions shall be borne by Investor and the Company will not be responsible for any fees or expenses of any legal counsel or other advisors engaged by Investor in connection with any such Piggy-Back Registration.

2.5 **Information.**

a. The Company may require Investor promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as may, in the Company's reasonable judgment, be legally required in connection with such registration. The Investor agrees to indemnify, defend and hold the Company harmless from any damages incurred by the Company resulting from the material inaccuracy of any information furnished in writing to the Company by the Investor relating to the Investor and the proposed method of distribution of Registrable Securities which was reviewed and approved in writing by the Investor expressly for use in a Registration Statement.

b. The Company agrees to indemnify and hold harmless the Investor and each Investor Affiliate from and against any losses, claims, damages, liabilities or expenses incurred by them (including reasonable fees and disbursements of outside counsel) which are related to or arise out of any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any prospectus or in any amendment or supplement thereto, or arise out of or relate to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements or omissions are based solely upon information provided by the Investor under Section 2.5(a) of this Agreement.

2.6 **Rule 144 Reporting.** From and after the effective date of the Public Merger for so long as the Investor or any Investor Affiliate owns any Common Stock, the Company shall use its best efforts to:

a. make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

b. file with the Commission, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

c. furnish to such Investor or Investor Affiliate forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements).

3. PUT OPTION

3.1 **Put Option Shares.** On the terms and subject to the conditions and restrictions contained herein, the Company hereby grants to Investor an irrevocable and non-assignable option (the "Put Option") to require the Company to repurchase up to 142,857 shares of Common Stock owned by Investor (or the equivalent number of shares of Common Stock owned by Investor following the Public Merger) subject to adjustment for Common Stock splits, dividends, combinations or reclassifications (the "Put Option Shares") at $14 per share up to a maximum aggregate of payments under this Section 3 of $1,500,000.

3.2 **Terms of Exercise.** The Put Option will be exercisable as follows:

a. Investor may exercise the Put Option and require the Company to purchase up to $550,000 in aggregate value of Put Option Shares during the month of June 2016 (the "June Option Period").

b. Investor may exercise the Put Option and require the Company to purchase up to $1,000,000 in aggregate value of Put Option Shares during the month of October 2016 (the "October Option Period").

c. Any Put Option not exercised by Investor or not fulfilled by Company during or after the June Option Period, or the October Option Period, as applicable, may be resubmitted daily until all Put Options are exercised in accordance with this Section 3.

d. Notwithstanding the foregoing, in no event will the Put Option be exercisable to the extent the Put Option Shares have been offered by the Company to be included in a Registration Statement declared effective by the Commission and Investor has received $1.550M at $14 per share or greater. If such registration has not been declared effective at any time during the exercisable schedule above, the Investor may either waive the applicable portion of the schedule or exercise that portion of the schedule at his election.

e. Notwithstanding anything to the contrary contained herein, the Company will have no obligation to purchase any Put Option Shares if (i) the Company does not have sufficient capital to purchase the Put Option Shares under the applicable provisions of Minnesota law or, (ii) the aggregate purchase price payable when the Put Option is exercised under Section 3.2(a), (b) or (c) exceeds twenty percent (20%) of the Company's available cash as shown on its balance sheet for the month ended immediately preceding the applicable Option Period in which the Put Option is exercised, (iii) the Company would be in default under any senior credit facility following the payment of the purchase price for the Put Option Shares, or (iv) Investor is in material default under the Acquisition Agreement or Investor's employment agreement with the Company. In the event of (i)-(iv) above, the Company will provide Investor prompt notice of such determination and the reasons therefor. Investor will have the right to exercise the Put Option and the Company will have the obligation to purchase the Put Option Shares, subject to the terms of this Agreement, when the circumstances giving rise to the determination in (i)-(iv) above no longer exist.

3.3 **Manner of Exercise and Payment.** In order to exercise the Put Option, Investor shall provide the Company with notice (a "Put Option Notice") during the applicable Option Period no less than 10 business days prior to the date specified in such Put Option Notice for payment by the Company for such Put Option Shares. The Put Option Notice shall specify the number of Put Option Shares for which the Put Option is being exercised and the purchase price to be paid for such Put Option Shares. Subject to the conditions set forth herein, if the Company determines that the Put Option Notice constitutes a validly elected Put Option, within 10 business days from the date of the Company's receipt of the Put Option Notice, the closing of the exercise of the Put Option or applicable potion thereof (the "Closing") will occur at a place and time mutually agreeable by the Investor and the Company (including via electronic exchanges of documents and payment). At each Closing, Investor will deliver to the Company the certificates representing the Put Option Shares for which a Put Option has been exercised, duly endorsed in blank or accompanied by a stock power executed in blank, together with affidavit of ownership of such Put Option Shares in form and substance acceptable to legal counsel to the Company and, upon receipt thereof, the Company will pay the purchase price for such Put Option Shares via check, wire transfer of immediately available funds to an account designated by Investor or such other form of payment mutually acceptable to Investor and the Company.

3.4 **Termination.** The Put Option will terminate as to any or all of the remaining Put Option Shares on the earliest to occur of:

a. the date on which Investor no longer holds such Put Option, whether because it has been exercised or due to the Put Option Shares being included or offered to be included in a Registration Statement that has been declared effective pursuant to Section 3.2(e); or

b. a Sale of the Company and all Put Options are paid in full to Investor at $14 per share or greater. For purposes of this Section 3.4, a "Sale of the Company" means any sale of all or substantially all of the Company's assets. or (ii) any sale, consolidation or merger of the Company to, with or into any other corporation, person or entity in which the shareholder s of the Company immediately prior to such sale, consolidation or merger own less than 80% of the Company's voting power immediately after such sale, consolidation or merger.

4. MISCELLANEOUS.

4.1 **Assignment; No Third Party Beneficiaries.** This Agreement and the rights, duties and obligations hereunder of any party may not be assigned or delegated by such party in whole or in part except to an Affiliate. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto.

4.2 **Modifications and Amendments.** No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.

4.3 **Waivers and Extensions.** Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

4.4 **Governing Law.** This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of Minnesota applicable to agreements made and to be performed within the State of Minnesota.

4.5 **Waiver of Trial by Jury.** Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Investor in the negotiation, administration, performance or enforcement hereof.

IN WITNESS WHEREOF, the parties have caused this Registration Rights and Put Option Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

The Company:

ORANGEHOOK, INC.

/s/ James Mandel, CEO

James Mandel
Chief Executive Officer

The Investor:

/s/ David Batchelor

David Batchelor

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